Exhibit 10.1
AMENDMENT NO. 1 TO THE FIFTH AMENDED AND RESTATED MANAGEMENT AGREEMENT
This AMENDMENT NO. 1 TO THE FIFTH AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Amendment”) is entered into as of April 1, 2024 by and among Ellington Residential Mortgage REIT, a Maryland real estate investment trust (the “Company”), for itself and on behalf of each of the Company’s current and future Subsidiaries, and Ellington Residential Mortgage Management LLC, a Delaware limited liability company (the “Manager”). Unless the context requires otherwise, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).
WHEREAS, the Company and the Manager are parties to that certain Fifth Amended and Restated Management Agreement, dated as of March 13, 2018 (as amended from time to time, the “Agreement”); and
WHEREAS, the Company and the Manager desire to amend the Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:
Section 1. Amendments.
(a)Section 1 of the Agreement is hereby amended to add the following definition in proper alphabetical order.
“CLOs” means collateralized loan obligations.
(b)Section 1 of the Agreement is hereby amended by removing the definition of “Investment Guidelines” and replacing it in its entirety with the following:
“Investment Guidelines” means the general criteria, parameters and policies relating to Investments as established by the Board of Trustees, as the same may be modified from time-to-time by the Board of Trustees. The Company’s current Investment Guidelines are attached hereto as Exhibit A.
(c)Section 1 of the Agreement is hereby amended by removing the definition of “REIT” in its entirety.
(d)Section 2(b) of the Agreement is hereby amended by removing clauses (xiv), (xvi), (xx) and (xxiii) and respectively replacing them in their entirety with the following:
(xiv) [Redacted];
(xvi) assisting the Company in developing criteria for asset purchase commitments that are specifically tailored to the Company’s investment objectives and making available to the Company its knowledge and experience with respect to CLOs, mortgage loans, real estate, real estate related securities, other real estate related assets, asset-backed securities, non-real estate related assets and real estate operating companies;
(xx) causing the Company to retain, at the sole cost and expense of the Company, qualified independent accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations, and to conduct quarterly compliance reviews with respect thereto;
(xxiii) taking all necessary actions to enable the Company to make required tax filings and reports and compliance with the provisions of the Code, and Treasury Regulations applicable to the Company;
(e)Exhibit A of the Agreement is hereby amended by replacing it in its entirety with Exhibit A attached hereto.
Section 2. Status. This Amendment amends the Agreement, but only to the extent expressly set forth herein. All other provisions of the Agreement remain in full force and effect.
Section 3. Representations. In order to induce both the Company and the Manager to execute and deliver this Amendment, each party represents that, as of the date hereof, it is in full compliance with all of the terms and conditions of the Agreement.
Section 4. Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 20 of the Agreement, which terms and provisions are incorporated herein by reference.

Section 5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE COMPANY:
ELLINGTON RESIDENTIAL MORTGAGE REIT (for itself and each of its direct and indirect subsidiaries)

By: /s/ Laurence Penn
Name: Laurence Penn
Title: Authorized Representative

THE MANAGER:
ELLINGTON RESIDENTIAL MORTGAGE MANAGEMENT LLC

By: /s/ Laurence Penn
Name: Laurence Penn
Title: Executive Vice President

Exhibit A
Capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Fifth Amended and Restated Management Agreement, dated as of March 13, 2018, as may be amended from time to time (the “Management Agreement”), by and among Ellington Residential Mortgage REIT (the “Company”), for itself and each of its direct and indirect subsidiaries, and Ellington Residential Mortgage Management LLC (the “Manager”).
1.No investment shall be made that would cause the Company to be regulated as an investment company under the Investment Company Act;
2.The Company shall not enter into Cross Transactions, Principal Transactions or Split Price Executions with the Manager or any of its Affiliates unless (i) such transaction is otherwise in accordance with these guidelines and the Management Agreement and (ii) the terms of such transaction are at least as favorable to the Company as to the Manager or such Affiliate (as applicable); and
3.Any proposed material investment that is outside those targeted or other asset classes or targeted platforms or opportunities mentioned or otherwise described in or contemplated by any disclosure package used in connection with any securities offering by the Company, or under the heading “Our Targeted Assets” in an Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission must be approved by at least a majority of the Independent Trustees.
These investment guidelines may be changed by the Company’s board of trustees without the approval of its shareholders.
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